UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2015

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On March 31, 2015, Willbros Group, Inc. (the “Company”) entered into the First Amendment to the Credit Agreement (the “First Amendment”), by and among the Company, as Borrower, certain subsidiary Guarantors party thereto (the “Guarantors”), the Lenders party thereto (the “Lenders”), KKR Credit Advisors (US) LLC, as Arranger, and JPMorgan Chase Bank, N.A., as Administrative Agent, which amends the Company’s term Credit Agreement dated as of December 15, 2014 (the “Term Credit Agreement”).

The First Amendment, among other things, suspends compliance with the Maximum Total Leverage Ratio and the Minimum Interest Coverage Ratio covenants for the calculation periods ending December 31, 2014 through March 31, 2016 (the “Covenant Suspension Period”) and provides that any failure by the Company to comply with such financial covenants during the Covenant Suspension Period will not be deemed to result in a default or event of default under the Term Credit Agreement.

Pursuant to the First Amendment, the Lenders holding more than 50 percent of the sum of the aggregate principal amount of the loans outstanding under the Term Credit Agreement (the “Majority Lenders”) may designate one representative (an “Observer”) reasonably acceptable to the Nominating/Corporate Governance Committee of the Board of Directors of the Company (the “Board”) to attend and observe (but not vote) at all meetings of the Board and any committee thereof. Additionally, upon prior written notice from the Majority Lenders to the Company and the Board, the Company is required to take all appropriate action under the Company’s organizational documents to expand the Board by one board seat (unless there is an existing vacancy on the Board), and to fill such new seat or existing vacancy with a designee nominated by the Majority Lenders who is reasonably acceptable to the Nominating/Corporate Governance Committee of the Board (the “Lender Designee”). If the Majority Lenders designate a Lender Designee, the Majority Lenders’ right to designate an Observer ceases while any such Lender Designee is serving as a member of the Board.

The First Amendment also increased the basket in the Term Credit Agreement for incurrence of “Permitted ABL Debt” from $150 million to $200 million, of which not more than $25 million may be incurred at subsidiaries that are not guarantors under the Term Credit Agreement.

A copy of the First Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the First Amendment and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the First Amendment.

Subscription Agreement

In consideration for the covenant relief described under the heading “First Amendment to Credit Agreement,” and the other terms and provisions of the First Amendment, on March 31, 2015, the Company entered into a Subscription Agreement (the “Subscription Agreement”) for the issuance of 10,125,410 shares (the “Common Shares”) of the Company’s common stock, par value $.05 per share (the “Common Stock”), to the subscribers listed on Schedule A thereto (the “Subscribers”), in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Common Shares were issued on March 31, 2015, contemporaneously with the execution of the Subscription Agreement.

Other than as provided or contemplated in the agreements described in this Current Report on Form 8-K or the transactions contemplated therein, and the fact that one or more of the Subscribers (and certain of their affiliates) are lenders under the Term Credit Agreement, there are no material relationships between the Company and the Subscribers or their respective affiliates.

A copy of the Subscription Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Subscription Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Subscription Agreement.

Registration Rights Agreement

In connection with the private placement of the Common Shares, on March 31, 2015, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Subscribers and KKR Credit Advisors (US) LLC, as the representative of the Subscribers thereunder (“KKR”). If at any time the Company proposes to register shares of Common Stock in connection with a public offering of Common Stock, the Company is required to use its reasonable best efforts to cause to be registered on the related registration statement all of the Common Shares that any Subscriber or permitted transferee requests to be included in such public offering (commonly referred to as “piggyback” registration rights). Additionally, the Registration Rights Agreement gives KKR “demand registration” rights, pursuant to which KKR may request that the Company file a registration statement to register the Common Shares then owned by the Subscribers (or their permitted transferees). KKR may request up to a total of four demand registrations and the value of Common Shares that may be offered for sale by the Subscribers (or their permitted transferees) in connection with any registered demand offering must be at least $5 million.

A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Registration Rights Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Registration Rights Agreement.

Sale of Premier

On March 31, 2015, the Company entered into a Units Purchase Agreement dated as of such date (the “Purchase Agreement”), by and among USIC Locating Services, LLC, an Indiana limited liability company, as Purchaser (“USIC”), Willbros United States Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Seller”), and the Company. On March 31, 2015, pursuant to the terms of the Purchase Agreement, USIC acquired all of the ownership interest of Premier Utility Services, LLC, a New York limited liability company, from the Seller. The purchase price is $51 million, of which $4 million was deposited into an escrow account for a period of up to 18 months to cover any indemnification obligations of the Seller. The purchase price is subject to customary post-closing adjustments.

Pursuant to the Purchase Agreement, the Company is jointly and severally liable with the Seller for each of the obligations of the Seller thereunder, including certain indemnification obligations. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties to the agreement.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, the Seller or any of their subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other filings that the Company makes with the Securities and Exchange Commission.

Item 2.02. Results of Operations and Financial Condition.

On March 31, 2015, the Company issued a press release, which was corrected on April 1, 2015, announcing fourth quarter and full year 2014 results. A copy of the corrected press release dated March 31, 2015, is attached as Exhibit 99.1 to this Form 8-K.

On April 1, 2015, the Company participated in a telephone conference call relating to the press release. A transcript of the conference call is attached as Exhibit 99.2 to this Form 8-K.

This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the First Amendment under the heading “First Amendment to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Subscription Agreement and issuance of the Common Shares under the heading “Subscription Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

2.1	Units Purchase Agreement dated as of March 31, 2015, by and among USIC Locating Services, LLC, as Purchaser, Willbros United States Holdings, Inc., as Seller, and the Company.

10.1	First Amendment to Credit Agreement dated as of March 31, 2015, by and among the Company, as Borrower, certain subsidiary Guarantors party thereto, the Lenders party thereto, KKR Credit Advisors (US) LLC, as Arranger, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Subscription Agreement dated as of March 31, 2015, by and among the Company and the Subscribers listed on Schedule A thereto.

10.3	Registration Rights Agreement dated as of March 31, 2015, by and among the Company and the Subscribers listed on the signature pages thereto.

99.1	Press release dated March 31, 2015, issued by the Company.

99.2	Transcript of the Company’s April 1, 2015 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: April 3, 2015	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Units Purchase Agreement dated as of March 31, 2015, by and among USIC Locating Services, LLC, as Purchaser, Willbros United States Holdings, Inc., as Seller, and the Company.

10.1	First Amendment to Credit Agreement dated as of March 31, 2015, by and among the Company, as Borrower, certain subsidiary Guarantors party thereto, the Lenders party thereto, KKR Credit Advisors (US) LLC, as Arranger, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Subscription Agreement dated as of March 31, 2015, by and among the Company and the Subscribers listed on Schedule A thereto.

10.3	Registration Rights Agreement dated as of March 31, 2015, by and among the Company and the Subscribers listed on the signature pages thereto.

99.1	Press release dated March 31, 2015, issued by the Company.

99.2	Transcript of the Company’s April 1, 2015 conference call.